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                                                                   Exhibit 10.46

                             Employment Agreement

         Agreement made as of the 19 day of January, 1998 (the "Effective Date"), by and between Peritus Software Services, Inc., a Massachusetts corporation (the "Company"), and Donald M. Beck (the "Employee").

         The Company wishes to employ the Employee, and the Employee wishes to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

I.    Titles and Reporting Responsibilities
      -------------------------------------

         The Employee's title will be Vice President and General Manager, Outsourcing Services or such other title as may be mutually agreed upon between Employee and the Company. The Employee will report to the CEO. The Employee will be located in the Company's offices in the greater Denver, Colorado metropolitan area.

II.   Term of Employment
      ------------------

         The Company hereby agrees to employ the Employee and the Employee hereby accepts employment with the Company for a period (the "Employment Period") commencing on the Effective Date and ending upon termination of Employee's employment pursuant to the provisions of Section VII below. This Agreement shall remain in full force and effect until expiration hereof unless and until earlier terminated in accordance with Section VII of this Agreement.

III.  Responsibilities of the Employee
      --------------------------------

         The Employee agrees to undertake the duties and responsibilities inherent in the position described in Section I above and such other duties and responsibilities as the Company or its designee shall from time to time reasonably assign in good faith and in a manner as is reasonable for a person in Employee's position. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the term of this Agreement. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

IV.   Expense Reimbursement
      ---------------------

         The Company will reimburse the Employee for all reasonable documented travel and other business expenses including lodging when working at the Company's headquarters in Billerica, Massachusetts incurred in furthering the business of the Company and in accordance

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with the Company's then current travel and business expense policy. Expenditures of an extraordinary nature shall require prior written approval of the Company.

V.    Prohibitions
      ------------

         During the term of this Agreement, the Employee shall not:

         (a) be employed by or otherwise represent any other company, product, service or enterprise, without the prior written approval of the Company; or

         (b) make any representation, warranty, guarantee, or statement, orally or in writing, which would contravene any Company policy or compromise the Company's interests.

VI.   Compensation
      ------------

         (a) The Employee shall be paid a base salary (the "Base Salary") and, when appropriate, bonuses ("Bonus Compensation") as described in this
         Section VI. The Employee's bi-weekly Base Salary shall be $8,653.85, which is the equivalent of $225,000 per year. Provided neither party has exercised the right to terminate this Agreement under Section VII, performance and compensation reviews will be conducted annually beginning January 1, 1999.

         (b) Bonus Compensation may be paid from time to time to the Employee as approved by the Board of Directors of the Company, by a Committee of the Board of Directors of the Company established for the purpose of determining bonus compensation or by a designee of the Board of Directors or such Committee who has been granted the authority to determine bonuses. In addition, the Company shall pay Employee a bonus of $15,000 in 1998 and 1999 within 60 days of the end of such years.

         (c) Except as otherwise provided, the Employee shall be entitled to participate in any and all benefit programs that the Company establishes and makes generally available to its employees for which he may be eligible under plan documents and applicable laws. In any case where contributions or benefits related to participation in a plan vary on the basis of compensation, "compensation" shall mean Employee's Base Salary only and shall not include expense reimbursements, advances, Bonus Compensation or any other compensation which may be paid by the Company. The Employee shall be entitled to vacation in accordance with the Company's then current policy, to be taken at such times as may be approved by the CEO.

         (d) Any future revisions to Base Salary or Bonus Compensation may be implemented by the Board of Directors of the Company, by a Committee of the Board of Directors of the Company established for the purpose of determining bonus compensation or by a designee of the Board of Directors or such Committee who has been granted the authority to determine bonuses. In no event shall Employee's Base Salary be less than the amount set forth in paragraph(a) above.

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VII.     Termination
         -----------

         The employment of the Employee by the Company pursuant to this Agreement shall terminate:

         (a) By the Employee, without cause, by giving 15 days' prior written notice of termination to the Company or within such shorter period as is established by mutual agreement of the parties or upon Employee's commencement of employment or consulting with a third party, or by the Company, without cause, upon at least 52 weeks prior written notice (the "Notice Period") of termination to the Employee, subject to the provisions of Section VIII (b) below.

         (b) By either party, if the other party breaches any of its obligations under this Agreement and fails to remedy such breach within 30 days after written notice of such breach is provided to such other party; failure of the Employee to adequately perform the duties and responsibilities specified in Section III hereof shall be considered a breach of this Agreement

         (c) By the Company, effective immediately and without notice, for cause. For purposes of this Section VII (c), "cause" for termination shall be deemed to exist upon the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony.

         (d) Upon the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, to perform the essential functions of his/her job with or without a reasonable accommodation by the Company.

VIII.    Rights Following Termination
         ----------------------------

         (a) Following termination of this Agreement, pursuant to Section VII(b), VII(c), VII(d), or at the option of the Employee pursuant to
         Section VII(a), the Company shall have no further responsibility to Employee except to pay Base Salary and Bonus Compensation as provided under the terms of any related bonus plan or arrangement up to and including the last day of employment.

         (b) Following termination of this Agreement at the option of the Company pursuant to Section VII(a), the Company shall continue to pay to the Employee the Base Salary in accordance with its then current payroll policies until the earlier of either expiration of the Notice Period or the date Employee commences employment or consulting with a third party during the Notice Period, together with any Bonus Compensation payable as provided under the terms of any related bonus plan or arrangement through the date of the notice of termination given by the Company under Section VII (a) above. Employee shall

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         perform such services for the Company as mutually agreed upon between
         Company and Employee as to scope, timing and location during such Notice Period. The Employee shall not be eligible to receive the payments during the Notice Period unless and until the Employee signs a release in the form attached hereto as Exhibit A.

         (c) In the event of termination of this Agreement, Employee shall, at the instruction of the Company, promptly return to the Company or its designee all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material supplied by the Company to the Employee or created or maintained for the Company by the Employee.

         (d) Except as set forth above, neither party shall be entitled to any compensation or claim for goodwill or other loss, suffered by reason or termination of this Agreement.

         (e) The rights and obligations of the parties to this Agreement set forth in Section VIII and Section IX shall survive any termination or expiration of this Agreement. The termination of this Agreement shall in no case relieve either party from its obligations to pay to the other any monies accrued hereunder prior to such termination or expiration.

         (f) Employee shall not disclose the terms of this Agreement to any third party unless such third party is obligated to keep such information confidential.



IX.      Non-Competition
         ---------------

         (a) During the Employment Period and (i) for a period of one year after the termination of this Agreement pursuant to Sections VII(b), VII(c), VII(d) or at the option of the Employee pursuant to Section VII(a) or expiration thereof or (ii) in the event of termination of this Agreement by the Company without cause under
              Section VII (a) for the Notice Period, the Employee will not directly or indirectly:

              (i) as an individual, proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling products or services of the kind or type developed or being developed, produced, marketed or sold by the Company or any subsidiary of the Company while the Employee was employed by the Company provided that the foregoing restriction shall not apply after the end of the Employment Period to activities that are not related to the Company's year 2000 business activities.; or

              (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

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             (iii) solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited, served or known by the Employee while employed by the Company.

         (b) If any restriction set forth in this Section IX is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

         (c) The restrictions contained in this Section IX are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section IX will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

X.       Other Agreements
         ----------------

         Employee represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any employment agreement with any previous employer or any agreement with any previous employer or other party to keep in confidence proprietary information, knowledge or data acquired by him in accordance or in trust prior to his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Employee has executed the Company's standard confidentiality and nondisclosure agreement.

XI.      Notices
         -------

         All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or, if mailed, when mailed by certified or registered mail, postage prepaid, or by recorded delivery service to the parties at the addresses set forth below their signatures to this Agreement or at such other address as may be given in writing by either party to the other party in accordance with this Section XI.

XII.     Assignability
         -------------

         Employee acknowledges that the Company is entering into this Agreement in reliance upon the personal reputation, qualifications and abilities of the Employee and accordingly, the Employee may not assign his rights or obligations under this Agreement, either voluntary or by operation of law.

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XIII.    Miscellaneous
         -------------

         (a) This Agreement shall not be binding upon the Company until it has been executed by a duly authorized officer of the Company.

         (b) This Agreement shall be governed by, and construed in accordance with, the substantive laws of The Commonwealth of Massachusetts.

         (c) This Agreement constitutes the entire understanding between the parties relating to the subject matter of this Agreement and supersedes all prior writings, negotiations or understanding with respect thereto except the confidentiality and nondisclosure agreement referenced in
         Section X above. No modification or addition to the Agreement shall have any effect unless it is set forth in writing and signed by both parties.

         (d) The waiver by the Company of any breach of any provision of this Agreement shall not be construed as a waiver of any other breaches of the same or of other provisions of this Agreement.

         (e) Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal and invalid part, term or provision shall be deemed not to be a part of this Agreement.

         (f) The exercisability of Employee's options granted under the Company's 1997 Stock Incentive Plan in the event of an "acquisition event" as such term is defined in such plan shall be governed by the terms of such plan under which such options are granted and any related option agreements.

         (g) This Agreement shall be binding on the parties hereto and their respective heirs, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

                                           Peritus Software Services, Inc.



/s/ Donald Beck                           By: /s/ Douglas Catalano
---------------------------------             ----------------------------------
Employee Signature

Address: 2376 East Glenhaven Dr.          Address: 304 Concord Road
         Highlands Ranch, Colorado 80126           Billerica, MA  01821-3485
                                                   Attn:  President

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                                   EXHIBIT A
                                   ---------
                                    RELEASE

1. Release. In consideration of the payments provided to me under a certain
   -------
employment contract between Peritus Software Services, Inc., a Massachusetts Corporation (the "Company") and me, I hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, and any subsidiary or affiliated organization of the Company or their respective current or former officers, directors, stockholders, corporate affiliates, attorneys, agents and employees (the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, amounts of money, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature, known or unknown, which I ever had or now have against the Released Parties, including, but not limited to, all claims arising out of my employment, all claims arising out of your separation of my employment, all claims of race, sex, national origin, handicap, religious, sexual orientation, benefit and age discrimination, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. (S)2000 et seq., the Age Discrimination in Employment Act, 29 U.S.C. (S)621 et seq., the Americans with Disabilities
Act of 1990, 29 U.S.C. (S)12101 et seq., The Employee Retirement Income
Security Act of 1974, 29 U.S.C. (S)1001 et seq., and similar state or local statutes, wrongful discharge claims, common law tort, defamation, breach of contract and other common law claims, and any claims under any other federal, state or local statutes or ordinances not expressly referenced above.

2. Entire Understanding and Applicable Law. This Release contains and
   ---------------------------------------
constitutes my entire understanding with respect to the settlement of claims against the Company and the Released Parties and cancels all previous oral and written negotiations, agreements, commitments, and writings in connection therewith. This Release shall be governed by the substantive laws of The Commonwealth of Massachusetts to the extent not preempted by federal law.

3. Acknowledgements. I acknowledge that I have been given at least twenty-one
   ----------------
(21) days to consider this Release and that the Company advised me to consult with any attorney of my own choosing prior to signing this Release. I acknowledge that I may revoke this Release for a period of seven (7) days after signing it, and the Release shall not be effective or enforceable until the expiration of this seven (7) day revocation period.



Date:                            Employee's Signature:
     _________________________                         ________________________

                                 Employee's Name:  Donald M. Beck

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